UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2007

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) As previously announced on the Company’s Form 8-K filed on December 21, 2006, effective January 19, 2007, John J. Garber, Vice President and Chief Financial Officer of Perceptron, Inc. (the “Company”) will retire. A search has been commenced to find his successor as Chief Financial Officer.

Consulting Agreement with John J. Garber

On January 5, 2007, the Company entered into a Consulting Agreement with Mr. Garber (the “Consulting Agreement”), effective January 19, 2007 through December 31, 2007 (the “Consulting Term”). Pursuant to the Consulting Agreement, Mr. Garber has agreed to be available in person or via phone on a forty-eight hour notice basis to provide accounting support to the Company. In exchange, the Company has agreed to pay Mr. Garber $100 per hour or $500 per day for his services during the Consulting Term and to reimburse Mr. Garber for all out of pocket expenses related to his consulting role at the Company. Mr. Garber will be entitled to three weeks of earned vacation time. In addition, the Company agreed to accelerate the vesting of 12,500 shares of the Company’s common stock under the Perceptron, Inc. 1992 Stock Option Plan and allow Mr. Garber until December 31, 2007 in which to exercise any vested stock options.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) In the interim, on January 9, 2007, Ms. Sylvia M. Smith, a Certified Public Accountant, was selected for appointment effective at the close of business on January 19, 2007 by the Board of Directors of the Company as Acting Chief Financial Officer of the Company. While serving in that position, Ms. Smith will also continue to serve in her current positions with the Company, which include Controller and Principal Accounting Officer and as an officer of certain Company subsidiaries. Ms. Smith is an at-will employee of the Company, currently receives an annual base salary of $120,000, is eligible to participate in the Company’s profit sharing plans and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company. In connection with her appointment, on January 4, 2006, the Management Development, Compensation and Stock Option Committee of the Board of Directors approved a one-time cash bonus of $20,000, which is subject to prorate repayment if Ms. Smith voluntarily resigns from the Company prior to February 1, 2008.

Ms. Smith, age 49, joined the Company as Controller and Chief Accounting Officer in September 1998. Prior to joining Perceptron, from 1997 to 1998, Ms. Smith worked in the external reporting group of MCN Energy Group, Inc., a diversified energy company. Prior to that, Ms. Smith held various senior management positions including Controller for over five years at Primark Corporation, a global information services company. A certified public accountant, Ms. Smith holds a bachelor’s degree in accounting with distinction from the University of Michigan.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.            Exhibits.

Exhibit No.   Description

10.1               Consulting Agreement dated January 5, 2007 between Perceptron, Inc. and John J. Garber

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: January 10, 2007	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting Agreement dated January 5, 2007 between Perceptron, Inc. and John J. Garber